Exhibit 10.41

FIRST AMENDMENT TO THE
ADVANCE AUTO PARTS, INC.
DEFERRED COMPENSATION PLAN
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, Advance Auto Parts, Inc., a Delaware Corporation, (the “Company”), sponsors the Advance Auto Parts, Inc. Deferred Compensation Plan (the “Plan”) to allow eligible Team Members to elect to defer the receipt and taxation of a portion of their compensation; and

WHEREAS, the Company previously maintained a form of incentive bonus known as a "Roll-up Performance Bonus," which bonus, in part, was eligible to be deferred under the Plan by eligible executives.  The Roll-up Performance Bonus has been replaced by a new "Annual Bonus," which is also eligible to be deferred in part under the Plan.  It is the desire of the Company that the Plan reflect the change of the type of bonus awarded by the Company; and

WHEREAS, it is the further desire of the Company to clarify that a delay in payment to a “specified employee” is required only if the payment is made by reason of a separation from service.

NOW, THEREFORE, in consideration of the foregoing, the Plan is hereby amended, effective for the Plan Year beginning on January 1, 2009, in the manner as prescribed below.

1. Article 2 of the Plan is hereby amended by the modification and addition of the definitions set forth below.

Section 2.14                                Eligible Compensation.  “Eligible Compensation” for any Team Member for any period means the Base Salary and Bonus Compensation, if any, otherwise payable to the Team Member for services performed or performances achieved during such period.

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Section 2.27                                Annual Bonus.  “Annual Bonus” means the bonus awarded to a Team Member for a calendar year performance period under an incentive plan maintained by an Employer.

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Section 2.32                                Bonus Compensation.  "Bonus Compensation" for any Team Member for any period means any Quarterly Bonus or Annual Bonus awarded to such Team Member for services rendered or performance achieved for such period.

2. Article 3 of the Plan is hereby amended by the modification of the provisions set forth below.

Section 3.3                      Deferral Election Agreement.

(a)
For each Plan Year, each eligible Team Member will be permitted to submit a separate Deferral Election Agreement with respect to the Base Salary and Bonus Compensation (if any) otherwise payable to the Team Member for services performed or performance achieved during the Plan Year.  The submission of the Deferral Election Agreement must be made in writing or otherwise in accordance with such policies and procedures established by the Plan Administration Committee and communicated to eligible Team Members, which procedures may permit or require elections to be made by electronic media.  The Team Member will be provided written or electronic confirmation of the terms of each Deferral Election Agreement.

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Section 3.4                      Deferred Amount.

(a)
The Deferral Election Agreement of an eligible Team Member for a Plan Year will designate the amount of each form of the Eligible Compensation for the Plan Year that the Team Member elects to have deferred under the Plan (the “Deferred Amount”).  For each Plan Year, an eligible Team Member will make a separate deferral election for the Team Member’s Base Salary and Bonus Compensation for the Plan Year; provided, however, that the Plan Administration Committee in its discretion may permit separate elections to be made with respect to a Team Member's Quarterly Bonuses and Annual Bonus, respectively.  The maximum or minimum amount of deferral that may be elected by a Team Member for a Plan Year with respect to each form of Eligible Compensation will be established by the Plan Administration Committee.  The maximum or minimum amount may differ as to eligible Team Members or classes of Team Members.

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Section 3.7                      Deferral Election Deadline.

(a)
A Deferral Election pertaining to Base Salary or Bonus Compensation that may otherwise become payable to a Team Member for services performed or performance achieved during a Plan Year, including in regard to the Annual Bonus or the fourth quarter Quarterly Bonus for a Plan Year that will be paid after the end of that Plan Year, must be submitted on or before December 31 of the Plan Year immediately preceding the Plan Year for which it is effective (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee.

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(b)
Notwithstanding subsection (a) above, the Plan Administration Committee in its discretion may permit a Team Member to submit the Deferral Election for the Annual Bonus pertaining to any Plan Year on or before June 30 falling within the applicable Plan Year (a “Statutory Deadline”), or as of such earlier submission date established by the Plan Administration Committee, subject to the following conditions:

(i)
The Annual Bonus for the Plan Year must be payable by reason of the Team Member’s satisfaction of organizational or individual performance criteria that is measured on the basis of a calendar year performance period or such other performance period of not less than 12 months;

(ii)
The Team Member must have performed services for the Employer continuously during the period beginning on the later of the beginning of the performance period or the date the applicable performance criteria are established, and ending on the date the election is made; and

(iii)	The election must be made before the amount of the Annual Bonus becomes readily ascertainable.

Section 3.8                      Election for First Year of Eligibility.  Notwithstanding Section 3.7 above, the provisions of this Section 3.8 will apply with respect to a Team Member who becomes eligible to participate in the Plan after the first day of a Plan Year.

(a)	The timing of the eligible Team Member’s initial Deferral Election will be governed by the rules prescribed below.

(i)
The initial Deferral Election must be made within 30 days after the date the individual becomes an eligible Team Member.  Except as provided in paragraph (ii) below, the eligible Team Member’s initial Deferral Election, or the decision to not make an initial Deferral Election, will become irrevocable as of the expiration of such 30-day election period.

(ii)
Notwithstanding paragraph (i) above, an initial Deferral Election by an eligible Team Member that is affirmatively made and submitted under the Plan as of the last day immediately preceding the date for which the Deferral Election will first apply, and before the expiration of the otherwise applicable 30-day election period, will become irrevocable as of such last day.

(iii)
In no event may the deadline for making an initial Deferral Election under this Plan with respect to any eligible Team Member for any Plan Year be subsequent to the deadline imposed on that Team Member for making a Deferral Election for such Plan Year under any other Aggregated Plan.

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(c)	The compensation to which such initial Deferral Election will apply will be determined in accordance with the rules set forth below.

(i)
The eligible Team Member’s initial Deferral Election will apply only to the Eligible Compensation otherwise payable for services performed by the eligible Team Member subsequent to the date the Deferral Election has become irrevocable pursuant to subsection (a) above.

(ii)
For purposes of paragraph (i) above, as with respect to a Deferral Election by an eligible Team Member pertaining to Bonus Compensation (i.e., the Quarterly Bonuses and Annual Bonus), if the initial Deferral Election is made after the beginning of the applicable bonus performance period, the Deferral Election will apply to the total amount of the applicable Bonus Compensation for the applicable performance period multiplied by a fraction, the numerator of which is the number of days remaining in the performance period after the election has become irrevocable, and the denominator of which is the total number of days in the performance period.

(iii)
The formula prescribed in paragraph (ii) above will also apply in regard to a Deferral Election pertaining to the deferral of the Team Member’s Base Salary, unless the amount of the individual’s Eligible Compensation for the portion of a period prior to the date of the irrevocability of the Deferral Election (i.e., the amount of the Eligible Compensation that is not eligible to be deferred under the Plan) can be readily ascertained.

3. Subsection 5.6(a) of the Plan is amended to read as prescribed below.

Section 5.6                      Restriction on Distributions to Specified Employees.

(a)
Notwithstanding the provisions of Section 5.5 above, if a Participant becomes entitled to a distribution from the Plan by reason of Retirement or other Separation from Service, and if the Participant is a Specified Employee as of the date of such Retirement or other Separation from Service, then the amounts held in the Participant’s Deferral Accounts will become payable as of the first day of the seventh month following the date of the Participant’s Retirement or other Separation from Service (or, if earlier, as of the date of the Participant’s death).

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Pursuant to the authority granted by the Compensation Committee of the Board of Directors of Advance Auto Parts, Inc. under its resolutions adopted on August _____, 2009, the undersigned hereby executes this Advance Auto Parts, Inc. Deferred Compensation Plan on behalf of Advance Auto Parts, Inc.

ADVANCE AUTO PARTS, INC.

By:

Title:

Dated: , 2009

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